Exhibit 99.1

MBIA Enhances Corporate Governance by Separating Chairman and CEO Roles; Daniel P. Kearney Named Non-Executive Chairman; Jay Brown to Continue as CEO and as a Member of the Board of Directors

ARMONK, N.Y.--(BUSINESS WIRE)--May 7, 2009--MBIA Inc. (NYSE: MBI) today announced that in keeping with its commitment to implement and maintain the highest standards of corporate governance, its Board of Directors has accepted the recommendation of CEO Jay Brown to separate the roles of Chairman and CEO and has elected Daniel P. Kearney as Non-Executive Chairman. Mr. Brown will continue in his roles as CEO and as a member of the Board of Directors.

“It has been my privilege to serve MBIA as both Chairman and CEO since returning to the company 15 months ago,” said Mr. Brown. “However, I firmly believe that separating the roles provides shareholders with stronger oversight of their Company. Dan Kearney is an exceptional leader who has provided valuable contributions and insight to the Board as a Director, and more recently as its lead Director, and I have no doubt that he will make an excellent Chairman. I look forward to continuing to work with Dan and the other directors as we work together to position MBIA for future success.”

“I appreciate the confidence that my fellow directors have shown by asking me to serve as their Chairman at such an extraordinary time in the Company’s history,” said Mr. Kearney. “I am pleased to have the opportunity to lead the Board as we continue working on behalf of all of our stakeholders.”

Mr. Kearney has served as a Director of the Company since 1992 and as lead Director since May 2008. Mr. Kearney is currently a financial consultant and retired as Executive Vice President of Aetna Inc. in February 1998. Prior to joining Aetna in 1991, he served as President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board from 1989 to 1991. From 1988 to 1989, Mr. Kearney was a principal at Aldrich, Eastman & Waltch, Inc., a pension fund adviser. Prior to that, Mr. Kearney was a Managing Director at Salomon Brothers Inc. in charge of the Mortgage Finance and Real Estate Finance departments from 1977 to 1988. He serves as a Director of Fiserv, Inc., MGIC Investment Corporation, the Joyce Foundation and Prudential Bank.

Mr. Brown was among a group of more than 50 prominent current and former corporate board Chairmen, Directors, Chief Executive Officers, investors, and governance experts that endorsed a policy briefing issued in March 2009 by The Millstein Center for Corporate Governance and Performance at the Yale School of Management and The Chairmen’s Forum, a peer organization of independent Chairmen of corporate boards convened by The Millstein Center last year. The briefing calls for publicly traded companies to separate the roles of Chairman of the Board and Chief Executive Officer. A copy of the briefing is available at http://millstein.som.yale.edu/chairmensforum.shtml.

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA
Media:
Kevin Brown, +1-914-765-3648
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Elizabeth James, +1-914-765-3889
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Investor Relations:
Greg Diamond, +1-914-765-3190